DENGLER, DENGLER & DENGLER
                   ATTORNEYS AND COUNSELORS AT LAW
                           170 BROADWAY                      PHONE
                        NEW YORK, NY 10038                212-732-2422

                                                           FACSIMILE
                                                          212-732-0550


                                                       October 23, 2003


Foresight Funds, Inc.
24695 Deer Ridge Ln.
Athens, AL 35613


Dear Gentlemen/Ladies:

Foresight Funds, Inc. (the "Foresight Funds") was established as a corporation in the State of Maryland under Articles of Incorporation dated October 3, 2002. Foresight Funds is an open-end, non-diversified management investment company. Foresight Value Fund (the "Fund"), the initial series of the Foresight Funds, has filed a Registration Statement on Form N-1A with the Securities and Exchange Commission, as amended (SEC File No. 333-106550; 811-21385) (the "Registration Statement"), to register an unlimited number of shares of common stock (the "Shares"). You have requested our opinion regarding certain matters in connection with the issuance by the Fund of the Shares.

We have, as counsel, examined originals, or copies certified or otherwise identified to our satisfaction, of the Fund's Articles of Incorporation, By-laws, minutes of meetings of its Board of Directors, and such other proceedings, documents and records and considered such questions of law as we deemed necessary to enable us to render the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that when the Shares are issued and paid for in accordance with the terms of the Fund's Articles of Incorporation and Bylaws, after the Registration Statement has been declared effective and the authorized consideration therefore is received by the Fund, the Shares will be legally issued, fully paid and non-assessable by the Fund. We express no opinion as to compliance with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and applicable state laws regulating the offer and sale of securities.

We hereby consent to the filing of this opinion in connection with Pre-Effective Amendment No. 1 to the Registration Statement to be filed with the Securities and Exchange Commission.


                                                      Very truly yours,


                                                     /s/ Theobald J. Dengler